DATE: April 19, 1999                                               EXHIBIT 99.1

FROM:                                             FOR:
Padilla Speer Beardsley Inc.                      Tower Automotive, Inc.
224 Franklin Avenue West                          4508 IDS Center
Minneapolis, Minnesota 55404                      Minneapolis, Minnesota 55402

John Mackay (612) 871-8877                        Scott Rued (612) 342-2310

FOR IMMEDIATE RELEASE
---------------------

TOWER AUTOMOTIVE, INC., ANNOUNCES INCREASED REVENUES, OPERATING INCOME AND NET INCOME FOR THE FIRST QUARTER

         MINNEAPOLIS, April 19 -- Tower Automotive, Inc. (NYSE: TWR), today announced increased operating results for the first quarter ended March 31, 1999. In May 1998, the company's board of directors approved a two-for-one stock split, which was effected as a stock dividend for each share of common stock held on the record date of June 30, 1998. All references to the number of common shares and per share amounts have been adjusted to reflect the stock split on a retroactive basis.

         For the first quarter of 1999, revenues were $499 million, a 9 percent increase, compared with $457 million in the 1998 period. Operating income rose 38 percent to $54 million from $39 million reported last year. Net income for the first quarter of 1999 was $28 million, or 51 cents per diluted share outstanding, versus $19 million, or 37 cents per diluted share, in the comparable 1998 period.

         In commenting on first quarter results, Dugald K. Campbell, president and chief executive officer of Tower Automotive, said, "We are pleased with our first quarter operating results. Our performance reflects the enhancements in business and manufacturing processes which drive margin improvements. The growing understanding of sound business principles by all our colleagues is continuing to have a positive influence on our earnings in both consistency and scale."

         Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.

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                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                     Three Months Ended Mar. 31,
                                                  ----------------------------------
                                                         1999              1998
                                                  ---------------    --------------
 Revenues                                          $     498,572      $    457,129

 Cost of sales                                           419,125           393,940
                                                  ---------------    --------------

  Gross profit                                            79,447            63,189

 Selling, general and administrative
  Expenses                                                22,420            21,140

 Amortization expense                                      3,450             3,264
                                                  ---------------    --------------

  Operating income                                        53,577            38,785

 Interest expense, net                                     7,267            11,915
                                                  ---------------    --------------

  Income before provision for
   income taxes                                           46,310            26,870

 Provision for income taxes                               18,524            10,748
                                                  ---------------    --------------

  Income before equity in earnings of
   joint ventures and minority interest                   27,786            16,122

 Equity in earnings of joint ventures                      2,913             2,698

 Minority interest - dividends on trust
  preferred securities, net                               (2,623)               --
                                                  ---------------    --------------

  Net income                                       $      28,076      $     18,820
                                                  ---------------    --------------
                                                  ---------------    --------------

 Basic earnings per common share                   $        0.60      $       0.41
                                                  ---------------    --------------
                                                  ---------------    --------------

 Basic shares outstanding                                 46,567            46,041
                                                  ---------------    --------------
                                                  ---------------    --------------

 Diluted earnings per common share                 $        0.51      $       0.37
                                                  ---------------    --------------
                                                  ---------------    --------------

 Diluted shares outstanding                               63,789            54,858
                                                  ---------------    --------------
                                                  ---------------    --------------



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                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                             (AMOUNTS IN THOUSANDS)


                                                                           March 31,            December 31,
                             Assets                                          1999                   1998
------------------------------------------------------------------  -----------------      ----------------
                                                                         (unaudited)
Current assets:
    Cash and cash equivalents                                        $          4,982       $         3,434
    Accounts receivable                                                       296,589               239,888
    Inventories                                                                84,104                76,913
    Prepaid tooling and other                                                  97,907               115,859
                                                                    -----------------      ----------------
         Total current assets                                                 483,582               436,094
                                                                    -----------------      ----------------

Property, plant and equipment, net                                            852,481               821,873
Restricted cash                                                                 2,705                 2,677
Investments in joint ventures                                                 212,537               209,625
Goodwill and other assets, net                                                460,030               465,898
                                                                    -----------------      ----------------
                                                                     $      2,011,335       $     1,936,167
                                                                    -----------------      ----------------
                                                                    -----------------      ----------------

            Liabilities and Stockholders' Investment
------------------------------------------------------------------
Current liabilities:
    Current maturities of long-term debt and capital lease
     obligations                                                    $          21,309      $         18,191
    Accounts payable                                                          209,337               214,194
    Accrued liabilities                                                       104,468                96,773
                                                                    -----------------      ----------------
         Total current liabilities                                            335,114               329,158
                                                                    -----------------      ----------------

Long-term debt, net of current maturities                                     374,155               316,579
Obligations under capital leases, net of current maturities                    24,611                25,770
Convertible subordinated notes                                                200,000               200,000
Deferred income taxes                                                          20,376                20,376
Other noncurrent liabilities                                                  159,035               178,738
                                                                    -----------------      ----------------
         Total noncurrent liabilities                                         778,177               741,463
                                                                    -----------------      ----------------

Mandatorily redeemable trust convertible preferred securities                 258,750               258,750

Stockholders' investment:
    Preferred stock                                                                 -                     -
    Common stock                                                                  469                   463
    Warrants to acquire common stock                                            2,000                 2,000
    Additional paid-in capital                                                433,695               426,471
    Retained earnings                                                         205,510               177,434
    Accumulated other comprehensive income                                     (2,380)                  428
                                                                    -----------------      ----------------
         Total stockholders' investment                                       639,294               606,796
                                                                    -----------------      ----------------
                                                                     $      2,011,335       $     1,936,167
                                                                    -----------------      ----------------
                                                                    -----------------      ----------------


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